UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Everbridge, Inc.

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Investor Presentation May 2022

Cautionary Language Concerning Forward-Looking Statements These presentation materials contain "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our future financial results and long-term shareholder value. These forward-looking statements are made as of the date hereof and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022. The forward-looking statements included in these presentation materials represent our views as of the date hereof. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional Information and Where to Find It Everbridge filed a definitive proxy statement and a form of associated proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 8, 2022 in connection with the solicitation of proxies for the 2022 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting, the “2022 Annual Meeting”). Details concerning the nominees of the Everbridge Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. SHAREHOLDERS OF EVERBRIDGE ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain a copy of the Proxy Statement and other documents filed by Everbridge free of charge from the SEC's website, www.sec.gov. Copies are also available at no charge on the Everbridge website at https://ir.everbridge.com/sec-filings.   Certain Information Regarding Participants Everbridge, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of Everbridge directors and executive officers and their respective interests in Everbridge by security holdings or otherwise is set forth the Proxy Statement. To the extent holdings of such participants in Everbridge securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

Everbridge is a leader in Critical Event Management (“CEM”) and Public Warning – a valuable, mission-critical business with strong long-term prospects Everbridge’s Board has conducted a comprehensive review of our strategy and operations and is taking action to improve our go-to-market efforts, cost structure, and leadership Everbridge’s Board is highly qualified and independent, has fresh perspectives from new members, and is open to all opportunities to enhance value Everbridge’s actions are focused on optimizing both growth and profitability of the business, which will enhance long-term value for our shareholders and improve optionality Supporting the Everbridge Board is the Best Path to Unlocking Value Vote FOR ALL Everbridge’s Directors on Your Proxy Card Richard D’Amore, Alison Dean, Jaime Ellertson, Bruns Grayson, David Henshall, Kent Mathy, Simon Paris, Sharon Rowlands Ancora’s sole objective – an immediate sale of the Company at all costs – is not in the best interests of shareholders

Supporting the Everbridge Board is the Best Path to Unlocking Value (cont’d) A Vote AGAINST Will Support Ancora’s Sole Objective of a Near-Term Sale A Vote FOR Everbridge’s Directors Supports Value Creation and Optionality Supports the Board’s initiatives to simplify our products, improve go-to-market, and reaccelerate growth Supports the Board’s initiatives to reduce operating cost and improve profitability Supports the Board’s continued focus on creating shareholder value through improving operations and organic growth while increasing optionality Supports the Board’s initiatives to complete the leadership succession process Supports a near-term sale at an opportunistic valuation Trades off the potential upside of Everbridge’s initiatives and future strategic optionality for a quick sale Decreases Everbridge’s leverage by interfering with the standalone alternative provided by completing the leadership succession process Decreases Everbridge’s leverage by pushing for a sale at all costs vs. choosing whatever path creates the most value Exercises strategic optionality at a valuation trough, without the benefit of value-enhancing initiatives underway Creates long-term value by enhancing standalone prospects and improving optionality

Overview of Everbridge Everbridge’s Initiatives to Unlock Near-Term Value Overview of Everbridge’s Board and Governance Ancora’s Campaign for an Immediate Sale Agenda 6 – 9 10 – 14 15 – 18 19 – 22 Pages 1 4 3 2

Everbridge Overview

We provide enterprise software applications to improve organizational response for critical events **to keep people safe and organizations running. *Faster.***



$41+ Billion Market Opportunity [1]	**6.1K+** Enterprise Customers [2]	**110%+** Net Revenue Retention [3]
1.9K+ Employees [4]	**Yearly Free Cash Flow Positive** [5]	**Adjusted EBITDA Positive** [6]

Yearly Revenue ($M)



33%+ CAGR (2017-2022E7)
$104
$147
$201
$271
$368
$4297
2017
2018
2019
2020
2021
2022E

(1) Total Addressable Market is based on EVBG ASPs applied to 29,000+ named accounts, including (a) CEM target customers in G2000 and companies with greater than 1,000 employees; (b) IT & IoT alerting target customers as % of employees supporting IT as of June 30, 2019; and (c) 180+ target Population Alerting countries priced according to population and GDP as of June 30, 2019. TAM, which is based on management estimates, is inherently subject to uncertainties and actual events or circumstances may differ materially from management estimates reflected in this presentation.
(2) As of December 31, 2021
(3) TTM as of December 31, 2021. Net revenue retention is revenue generated from existing customers, including recurring revenue, expansion revenue, downgrades, and cancels.
(4) As of December 31, 2021
(5) $2.4M (FY 2021)
(6) $11.2M (FY 2021) compared to $8.0M (FY 2020)
(7) Represents midpoint of guidance.

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Significant addressable market with $41B+ opportunity Highly attractive unit economics Leading NPS scores Strong network effects Proven land-and-expand strategy Strong net retention and huge opportunity to cross-sell product portfolio Strategically Positioned to Continue Leadership in Critical Event Management $4.8B TAM Population Alerting Critical Event Management $25.9B TAM IT and IoT Alerting $10.4B TAM Risk Intelligence Visual Command Center Crisis Management Safety Connection Control Center Mass Notification Public Warning Community Engagement Employee Engagement IT Alerting IoT Strategic Positioning Everbridge is uniquely positioned to address multiple strategic markets and customer use-cases in the large, evolving, and growing critical response market from a single platform

Everbridge’s Technology Helps Enterprises, Governments, and Organizations Respond to the Most Critical Threats Facing Their Stakeholders Selected Critical Events Impacting Stakeholders Natural Disasters Pandemics & Biohazards Geopolitical Events High-Impact Cyber Events Representative Everbridge Client Base Everbridge Client Base Corporations Governments Schools Airports Cross Domain Use Cases Business Continuity Life Safety IT Service Disruptions Supply Chain Risk Emergency Communication Healthcare

Everbridge's Board Has a Track Record of Delivering Results

Despite recent growth headwinds, Everbridge's Board has consistently delivered on its commitments and has plans in place to address current challenges

What Everbridge's Board Has Delivered

+ Track record of revenue growth (37% CAGR from IPO through 2021)
+ Exceeded quarterly guidance in every quarter since IPO
+ Transitioned from negative to positive operating cash flow, with positive operating cash flow in the past two years
+ Key initiatives underway to address challenges
    - Reacceleration of growth
    - Enhanced profitability

EVBG Revenue Results and Guidance Since IPO

	Beat Current Quarter Guidance?	Forward Guidance[1]
Q4:16	Beat	Raise
Q1:17	Beat	Raise
Q2:17	Beat	Raise
Q3:17	Beat	Raise
Q4:17	Beat	Raise
Q1:18	Beat	Raise
Q2:18	Beat	Raise
Q3:18	Beat	Raise
Q4:18	Beat	Raise
Q1:18	Beat	Raise
Q2:18	Beat	Raise
Q3:18	Beat	Raise
Q4:18	Beat	Raise
Q1:19	Beat	Raise
Q2:19	Beat	Raise
Q3:19	Beat	Raise
Q4:19	Beat	Raise
Q1:20	Beat	Raise
Q2:20	Beat	Raise
Q3:20	Beat	Raise
Q4:20	Beat	In-Line
Q1:21	Beat	Raise
Q2:21	Beat	Raise
Q3:21	Beat	Raise
Q4:21	Beat	Lower

Source: FactSet.
(1) For Q1-3, raise / lower relative to Everbridge's full year guidance; for Q4 raise / in-line / lower relative to the median of street consensus.

© Everbridge, Inc. Confidential & Proprietary.
9

The Board is Taking Actions to Respond to Key Challenges Amidst recent challenges and leadership transition, the Board undertook a proactive, comprehensive review of strategy and operations and is taking actions to improve value Pausing material new M&A and focusing on accelerating integration along existing assets to provide for product simplification and lower cost Simplifying product offering to focus on our four strategic critical event management bundles and drive higher productivity Leveraging our 6,000+ private and public warning customers to drive land-and-expand opportunities into our broader CEM suite Enhancing profitability by streamlining strategy, product, and operations Board is undertaking comprehensive search for permanent CEO Resulting Initiatives Underway 1 2 3 4 Key Challenges Identified Integration of recent acquisitions and acquired technologies Complexity of upsell and cross-sell opportunities Deal size and competitive dynamics for international public warning Impact of pandemic-related uncertainty on travel solutions 5

Pausing Material New M&A 1 Everbridge has a track record of successful M&A – however, recent performance of large, strategic acquisitions in 2021 has made it prudent to pause our acquisition strategy Everbridge M&A Overview Complete the integration of recent acquisitions Simplify our products and organization Invest organically and expand the competitive moat Opportunistically return capital to shareholders Pausing M&A Allows Everbridge to: 2019 - 2021 Deal Count 2019 - 2021 $MM Volume smaller acquisitions focused on expanding geographic reach 2020 strategic acquisitions focused on product differentiation 2021 Source: Everbridge public filings.

2 & 3

Product Simplification and Integration Increases Efficiencies and Drives Land-and Expand Opportunities

The initiatives underway to simplify our product offering will facilitate more efficient sales motions and greater customer adoption, which will unlock increased land-and-expand potential

Benefits to Simplification Initiatives Underway

- + Meaningfully reduces barriers to cross-sell and upsell potential
- + Reduces sales complexity, which facilitates greater productivity from salespeople, who are able to focus on highest impact products
- + Allows for focus on key customer personas
- + Establishes greater competitive product differential, thereby increasing win rates
- + Broader adoption and enhanced product offering resulting from simplification increases land-and-expand benefits

Simplified CEM Bundles

Moving from several dozen individual products to four strategic CEM bundles

CEM for Digital	CEM for People Resilience	CEM for Business Operations	CEM for Security
Solves cybersecurity issues faced by Chief Information Officers	*Assists Chief Security Officers in addressing duty-of-care concerns*	*Addresses enterprise resilience concerns faced by Chief Risk Officers*	*Helps Chief Information Officers and Chief Security Officers protect people and facilities*

Enhanced Land-and-Expand Success

Proven Land-and-Expand Track Record

Illustrative case study



Incident management team deploys ITA for driving business continuity
Enhance functionality via multiple discretionary add-ons
Additional deployment of ITA to integrate with ServiceNow and reduce downtime
Enhance employee and traveler safety and Customer Relief program
Significantly increase response capabilities without increasing staff
CEM
IT Alerting
Mass Notification
Discretionary Add-ons
IT Alerting
Safety Connection
Visual Command Center
Full CEM Deployment

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Streamlining Strategy, Product, and Operations 4 Everbridge is taking action to pause material new M&A, integrate strategic acquired assets, streamline product offerings, and enhance operations to achieve sustainable profitable growth for the long-term Pausing material M&A and focusing on increasing product integration of recently acquired strategic assets to facilitate improved execution Realizing cost savings by de-emphasizing smaller, nonstrategic products that don’t fit cleanly into our CEM or Public Warning focus areas Repackaging our CEM portfolio to simplify sales process and increase efficiency Retained independent management consultants to help identify and implement additional opportunities for cost reductions and operational enhancements Actions Underway to Enhance Profitability We are developing additional operational and cost savings initiatives and will provide guidance regarding impact as our operational review progresses

5 CEO Succession Process Facilitates Value-Creation and Improves Optionality for Shareholders

A successful conclusion of the CEO search process is likely to enhance our standalone value and improves optionality

- In December 2021, David Meredith notified the Board of his intention to **resign from his role as Chief Executive Officer of Everbridge, effective January 30, 2022**
- **The Board acted immediately** to establish an interim Office of the CEO and transition leadership to executives Patrick Brickley (EVP & Chief Financial Officer) and Vernon Irvin (EVP & Chief Revenue Officer)
- The **combined strategic and operational expertise** of Mr. Brickley and Mr. Irvin, under the **oversight of Chairman and former CEO Jaime Ellertson**, has facilitated the **quick and decisive action** to conduct a comprehensive review of the business and strategy and implement initiatives to address our current challenges
- Simultaneously, the Board has **retained an independent search firm** to assist in the evaluation of both internal and external candidates



PATRICK BRICKLEY

- In role as CFO of Everbridge, provided oversight of all worldwide technology and operations-related functions
- 20+ years of experience in finance, accounting, sales, and strategy, including 7 with Everbridge
- Former Finance Manager at Google, subsequent to holding several financial leadership roles at ITA Software, which was later acquired by Google



VERNON IRVIN

- 30+ years of enterprise and SaaS sales leadership experience
- Led enterprise sales organizations covering 60 countries, leveraging indirect channels, partners, and alliances to grow deal flow and book orders
- Prior to Everbridge, served as EVP and President at Lumen, responsible for leading $3.5 billion business operation
- Also held executive roles at VeriSign, SiriusXM Satellite Radio, and BT everbridge®
© Everbridge, Inc. Confidential & Proprietary.
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Highly Qualified Directors are Driving Change

Our directors are uniquely qualified to oversee strategy and execution, and have acted as agents of change on behalf of shareholders

Board-Led Review of Strategy and Operations

- **David Henshall appointed to the Board in January 2022, and designated Vice Chair**
- **Leveraging Mr. Henshall's extensive operational experience as CEO and CFO of a multi-national technology company, the Board tasked him with:**
  - **Advising on our comprehensive review of strategy and operations**
  - **Co-leading our search for a new permanent CEO**

Richard D'Amore, *Independent Director*



- General Partner, North Bridge Venture Partners
- Extensive public company board experience, investor perspective, entrepreneurial background

Alison Dean, *Independent Director*



- Former EVP and CFO, iRobot
- Significant corporate finance and operations experience, background at global technology companies

Jaime Ellertson, *Non-Executive Chairman*



- Former CEO, Everbridge
- Unparalleled insight into Everbridge's business and domain, public company board experience, SaaS expertise

Bruns Grayson, *Lead Independent Director*



- Managing Partner, ABS Ventures
- Extensive investor perspective in technology ecosystem, public and private company board experience

David Henshall, *Independent Vice Chairman*



- Former CEO and CFO, Citrix Systems
- Executive leadership of global technology companies, corporate finance expertise, experience leading large scale transformations

Kent Mathy, *Independent Director*



- Former CEO, Sequential Technology International
- Extensive experience across the technology and telecommunications landscape

Simon Paris, *Independent Director*



- CEO, Finastra
- Executive leadership of global technology companies, extensive SaaS industry experience

Sharon Rowlands, *Independent Director*



- CEO and President, Newfold Digital & Web.com
- Executive leadership of global technology companies, expertise across media, information, and digital marketing everbridge®
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Highly Independent Board with New Perspectives Finance Investor Perspective Operations Software-as-a- Service Executive Leadership Telecom Technology Digital Marketing Public Company Board Risk Management Board Overview Highly Independent Balanced Tenures Diverse Perspectives 88% of Board is independent 29% of independent directors are female 4 new independent directors added in past 4 years Everbridge’s Board is experienced and independent, and has consistently added new outside perspectives Director Skills Aligned With Company Strategy

Directors Targeted by Ancora are Key to the Current Initiatives Underway and the Board’s Effective Oversight of Management Absent the continued service of directors targeted by Ancora, average director tenure would be approximately three years and the Board would lack valuable context regarding Everbridge’s historical growth and development, future opportunities, and the CEM industry Richard D’Amore Independent Director General Partner of North Bridge Venture Partners, a venture capital and growth equity investment firm Former consultant at Bain and Company Former certified public accountant at Arthur Young and Company Extensive public company board experience, investor perspective, entrepreneurial background Jaime Ellertson Chairman Former CEO and Executive Chairman of Everbridge Successfully guided Everbridge through its transition from a single product business and established the CEM market History of creating value for shareholders as founder, leader, and director of multiple companies Unparalleled insight into Everbridge’s business and domain, public company board experience, SaaS expertise Bruns Grayson Independent Director Managing Partner of ABS Ventures, a venture capital investment firm Former venture capitalist at Adler & Co. Former consultant at McKinsey & Co. Extensive investor perspective in technology ecosystem, public and private company board experience Kent Mathy Independent Director Former CEO of Sequential Technology International, a business process outsourcer for telecommunications providers Served in variety of executive management positions at AT&T, notably in mobility business Extensive experience across the technology and telecommunications landscape, public company board leadership Core Competencies of Targeted Directors Software CEO Telecom CEO Public Company Board Experience Transactional Experience Investor Perspective Public Company CEO Experience Insight on EVBG’s History and Development CEM Market Expertise

Everbridge is Engaged with Its Shareholders and Responds to Feedback 80% of shares outstanding contacted for engagement 50% of shares outstanding engaged The Board has demonstrated responsiveness to shareholders by evolving Everbridge’s governance practice What we heard from shareholders How we responded Eliminate classified Board structure Submitted proposal at 2021 Annual Meeting to immediately declassify the Board Eliminate supermajority voting requirements Submitted proposal at 2021 Annual Meeting to immediately eliminate supermajority vote requirements to amend our Certificate of Incorporation and Bylaws Increase alignment between executive compensation incentives and shareholder outcomes Enhanced stock ownership guidelines for executives and directors (5x base salary for CEO or Executive Chair, 2x base salary for other NEOs, 3x annual cash retainer for non-employee directors) Enhance CD&A disclosure transparency Substantially modified CD&A to improve clarity and content, including increasing disclosure and simplification around: Short-term incentive targets and metrics Long-term incentive targets and metrics Compensation philosophy and practices We undertake proactive and robust year-round shareholder engagement initiatives to solicit feedback on corporate governance, E&S, and compensation practices

Ancora’s Singular Focus on an Immediate Sale is Not in the Best Interests of Everbridge’s Shareholders Ancora entered the stock at a low-point and its agenda would cap upside and risk shareholder value Everbridge NTM Revenue Multiple 1 Last Five-Years Ancora established its position and initiated a campaign when Everbridge was trading at a five-year low Ancora’s Only Thesis is an Immediate Sale – Creating Risk for Our Shareholders Ancora’s sole objective, as stated, is to sell the Company in the near-term Ancora’s push for Everbridge to abandon the search for a permanent CEO would diminish Everbridge’s optionality and is a transparent attempt to force a sale Ancora has no operational plan, nor does it have any view on near-term opportunities to improve value Everbridge has outlined a clear strategy and action items to improve valuation over the near-term Pursuing Ancora’s proposed path could create a “fire sale” dynamic that risks shareholder value S&P Capital IQ as of April 27, 2022.

We Have Repeatedly Engaged with Ancora, But Ancora Has Yet to Offer Constructive Feedback Consistent with Long-term Value

Everbridge has had multiple engagements with Ancora since it recently bought its stake – Ancora has offered no productive advice other than to sell the Company

December 9, 2021
David Meredith resigns as CEO of Everbridge and the Board acts immediately to appoint Patrick Brickley and Vernon Irvin as Interim Co-CEOs

January 5, 2022
The Board appoints David Henshall to serve as director, names him Vice Chair, and gives him responsibility of assisting the Board and management team with strategic and operational matters

February 19, 2022
Deadline for shareholders to nominate directors for election at the 2022 Annual Meeting, as disclosed in Everbridge's prior proxy statement (filed in April 2021)

February 24, 2022
Everbridge announces comprehensive review of strategy and operations and actions underway to address challenges

March 2, 2022
Introductory call between Everbridge Co-CEO and Ancora principals

March 11, 2022
Everbridge Co-CEOs engage with Ancora, during which Ancora discloses it intends to publicly push for sale and suggests an immediate sale would further the Co-CEOs' careers

March 17, 2022
Ancora issues open letter to Everbridge in which it urges for an immediate sale of the Company

March 29, 2022
Everbridge interim Co-CEO engages with Ancora principals

April 4, 2022
Ancora issues public statement speculating on interest from potential acquirors and again urging a sale

April 22, 2022
Everbridge Chair and Vice Chair engage with Ancora to discuss perspectives

April 28, 2022
Ancora issues press release disclosing intent to vote against selected management director nominees

May 19, 2022
Everbridge 2022 Annual Meeting

December 2021 | January 2022 | February 2022 | March 2022 | April 2022 | May 2022

everbridge®

© Everbridge, Inc. Confidential & Proprietary.
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Setting the Record Straight Ancora relies on multiple misleading or incorrect assertions to support its demand for an immediate sale of the Company Ancora Assertion Facts Ancora Mischaracterizes Shareholder Returns “Generated disappointing returns for stockholders for years”1 While challenges in the past 6 months are clear, prior to November 2021, Everbridge delivered consistent revenue growth in every year since IPO, with a compounded annual growth rate of 37% through 2021, and delivered improved profitability and operating cash flow, with positive operating cash flow for the past 2 years Everbridge has exceeded guidance in every quarter as a public company since 2016 IPO, including all 18 quarters during which our Chair was in an executive operating role Moreover, Ancora intentionally omits the performance data for the indices since IPO and uses a misleading proxy peer average without noting that less than 60% of our proxy peers were public for the entire performance period cited Ancora Disregards Public Filings Regarding Senior Executive Retirements, Relying on Allegations Instead of Facts “[A]ppears to have recruited multiple senior executives” Ancora relies on LinkedIn profiles that include the part-time employment of Yuan Cheng and Imad Mouline that were agreed to as part of their retirements to facilitate a stable transition – this disregards publicly disclosed facts, including the 8-K that was filed for Mr. Mouline at the time of his retirement in December 2020 Akmazo has not hired any active executives from Everbridge’s management team – Messrs. Cheng and Mouline had each transitioned to temporary part-time status at Everbridge as part of their retirement, each after 9 years of service with the Company, and their replacements were already in place Any potential conflicts are subject to review according to Everbridge’s robust conflicts of interest policy Ancora Misleadingly Provides References to Stale Governance and Compensation Concerns “Everbridge has a history of poor governance practices” Ancora misleadingly refers to scores prior to significant changes to governance, including the declassification of the board and removal of the supermajority requirement to amend charter and bylaws, as well as the addition of a new independent director Ancora also references the prior withhold votes for directors, which were primarily related to the classified board structure – feedback that was addressed by the declassification as of the 2021 AGM Ancora cites stale research on compensation from 2020, which does not reflect the significant improvement in disclosure and shareholder support (98.5% for) in 2021 Bold and underline emphasis added by Everbridge.

Setting the Record Straight (cont'd)

Ancora relies on multiple misleading or incorrect assertions to support its demand for an immediate sale of the Company

	Ancora Assertion	Facts
Ancora Mischaracterizes Executive Turnover	"[S]ignificant amount of turnover throughout its executive ranks since 2018"	✓ Turnover of executives over a 4-year timeframe at any company is significant – for instance, the average tenure of a tech CFO is approximately 4 years and the average tenure of a tech CMO is approximately 3 years[1] ✓ The average tenure of the executives cited by Ancora was approximately 7 years ✓ In addition, 75% of the executives cited by Ancora were with the Company prior to IPO – transitions of pre-IPO executives are common within tech as companies mature
Ancora Misleadingly Provides Anecdotal Employee Feedback	"Employees cite a culture of instability…"	✓ Ancora cherry picks Glassdoor quotes to support its contention ✓ In fact, Everbridge has a Glassdoor rating of 4.2 out of 5.0, with 82% of employees indicating they would "Recommend to a Friend"[2]
Ancora Contradicts its Own Arguments – Both Demanding More Involvement From Everbridge's Chair While Demanding He Be Removed	"Mr. Ellertson did not step in as interim CEO…"	✓ Everbridge's Chair and independent directors have been heavily involved in actions to improve performance and the CEO succession process ✓ In addition, the Board appointed two highly-qualified senior executives as interim Co-CEOs and recruited David Henshall to the Board as Vice Chair to manage the current transition ✓ Regardless, it is contradictory for Ancora to (incorrectly) complain about Everbridge's Chair not "stepping in" while at the same time demanding he step down from the Board

(1) *Average Age and Tenure in the C-Suite*, Korn Ferry (2020).
(2) Glassdoor.com.

everbridge®
© Everbridge, Inc. Confidential & Proprietary.
22

Compensation Element Link to Business Strategy Base Salary 9% of CEO 2021 Target Compensation Help attract, maintain, and motivate executive talent Increases are not automatic or guaranteed, which promotes a performance-first culture Bonus Plan 9% of CEO 2021 Target Compensation Annual variable pay opportunities are designed to reward achievement of annual financial and corporate objectives and individual goals Metrics and targets are evaluated each year to ensure alignment with overall Company business strategy Award values are differentiated based on individual performance, which helps motivate key talent Long-Term Incentives 82% of CEO 2021 Target Compensation Promotes an ownership culture and aligns the interests of executives with those of long-term shareholders Provides meaningful incentives for management to execute on long-term financial and strategic growth goals Award mix and performance metrics are reviewed annually for strategic alignment with long-term shareholder value and business strategy Award values are differentiated based on individual performance, as well as overlapping vesting periods, which helps motivate and retain key talent Compensation Program Aligns Executives’ Interests with Shareholders 2021 CEO Target Pay Mix 85% At-Risk Executive Compensation Plan Structure The Compensation Committee designs a program intended to align incentives of executives with long-term shareholder value-creation by ensuring pay outcomes are significantly “at-risk” and tied to the achievement of key business priorities

Everbridge Facilitates Key ESG Initiatives of Our Clients and is Taking Action on ESG Metrics and Disclosure Improving ESG Disclosure Facilitating ESG Outcomes (selected) Determining key ESG objectives and begin measuring progress against those goals Enhancing disclosure on ESG section of Investor Relations website / initiating a summary report Developing new policies and business processes that align strategy and operations with key ESG principles Everbridge provides robust CEM solutions to reduce risks and enable better EHS outcomes Everbridge provides critical technology for governments, enterprises, and organizations responding to climate-related events (e.g., wildfires, conflict, hurricanes) Everbridge alerts enable rapid response to cybersecurity threats The Nominating and Corporate Governance Committee oversees Everbridge’s environmental, social, and governance initiatives and performance